Exhibit 34.3

CURCIO

WIESELTHIER

+COHEN

Report of Independent Registered Public Accounting Firm

Managing Member

Park Bridge Lender Services LLC

New York, NY

We have examined management’s assertion, included in the accompanying Management’s Report on Assessment of 2014 Compliance by Park Bridge Lender Services LLC with Regulation AB Servicing Criteria (“Management’s Report”), that Park Bridge Lender Services LLC (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission’s Regulation AB as of and for the year ended December 31, 2014, excluding those criteria noted as not applicable (N/A) within Exhibit B to Management’s Report. The transactions covered by this report are only those transactions processed by the Company in its capacity as trust advisor or operating advisor for the asset backed securities transactions (the “Platform”) identified in Management’s Report. Reference Exhibit A to Management’s Report for the transactions covered by this examination. Management is responsible for the Company’s compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management’s assertion based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, including examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of a selected sample of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the applicable servicing criteria during the specified period. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our examination was not designed to detect material noncompliance arising from errors that may have occurred prior to or subsequent to our tests, that may have affected the Company’s servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the applicable servicing criteria.

In our opinion, management’s assertion that the Company complied with the aforementioned applicable servicing criteria identified in Exhibit B to Management’s Report with respect to the transactions identified in Exhibit A to Management’s Report as of and for the year ended December 31, 2014, for the Platform, is fairly stated in all material aspects.

/s/ Curcio, Wieselthier & Cohen, C.P.A.’S, P.C.

New York, NY

February 20, 2015

CERTIFIED PUBLIC ACCOUNTANTS PC 7 PENN PLAZA, SUITE 1500 NEW YORK NY 10001

TEL: 212 557-9800 FAX: 212 557 9819 WEBSITE: WWW.CWCCPAFIRM.COM

Exhibit A – Page 1 of 1

Exhibit A

Asserting Party’s 2014 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date

COMM 2012-LC4	January 01, 2014	to	December 31, 2014

COMM 2012-CCRE2	January 01, 2014	to	December 31, 2014

UBS-B 2012-C3	January 01, 2014	to	December 31, 2014

COMM 2012-CCRE4	January 01, 2014	to	December 31, 2014

COMM 2012-CCRE5	January 01, 2014	to	December 31, 2014

COMM 2013-LC6	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE6	January 01, 2014	to	December 31, 2014

JPMCC 2013-C10	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE7	January 01, 2014	to	December 31, 2014

UBSBB 2013-C6	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE8	January 01, 2014	to	December 31, 2014

MSBAM 2013-C10	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE9	January 01, 2014	to	December 31, 2014

WFCM 2013-LC12	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE10	January 01, 2014	to	December 31, 2014

COMM 2013-LC13	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE11	January 01, 2014	to	December 31, 2014

COMM 2013-CCRE12	January 01, 2014	to	December 31, 2014

WFRBS 2013-UBS1	January 01, 2014	to	December 31, 2014

GSMS 2014-GC18	February 03, 2014	to	December 31, 2014

COMM 2014-CCRE14	January 22, 2014	to	December 31, 2014

MSBAM 2014-C14	February 14, 2014	to	December 31, 2014

COMM 2014-CCRE15	February 19, 2014	to	December 31, 2014

COMM 2014-UBS2	March 18, 2014	to	December 31, 2014

COMM 2014-CCRE16	April 09, 2014	to	December 31, 2014

COMM 2014-CCRE17	May 13, 2014	to	December 31, 2014

CGCMT 2014-GC21	May 22, 2014	to	December 31, 2014

COMM 2014-UBS3	June 04, 2014	to	December 31, 2014

COMM 2014-UBS4	July 31, 2014	to	December 31, 2014

COMM 2014-CCRE19	August 21, 2014	to	December 31, 2014

COMM 2014-LC17	September 29, 2014	to	December 31, 2014

MSBAM 2014-C18	September 30, 2014	to	December 31, 2014

CGCMT 2014-GC25	October 24, 2014	to	December 31, 2014

COMM 2014-CCRE20	October 30, 2014	to	December 31, 2014

COMM 2014-CCRE21	December 19, 2014	to	December 31, 2014

MSBAM 2014-C19	December 19, 2014	to	December 31, 2014

WFCM 2014-LC18	December 30, 2014	to	December 31, 2014

Exhibit A – Page 1 of 1

Exhibit B

Regulation AB Section 229.1122(d) Servicing Criteria

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a backup servicer for the mortgage loans are maintained.		X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts within no more than two business days of receipt, or such other number of days specified in the transaction agreements.		X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.		X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Section 240.13k-1 (b)(1) of this chapter.		X

1122(d)(2)(vi)	Unissued checks were safeguarded so as to prevent unauthorized access.		X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities-related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(i)(A)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are prepared in accordance with time frames and other terms set forth in the transaction agreements.	X

1122(d)(3)(i)(B)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the transaction agreements.	X

1122(d)(3)(i)(C)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are filed with the Commission as required by its rules and regulations.	X3	X4

Exhibit A – Page 1 of 1

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(3)(i)(D)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.	X3	X4

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with time frames, distribution priority and other terms set forth in the transaction agreements.		X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with canceled checks, or other form of payment, or custodial bank statements.		X

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.		X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.		X

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.		X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the time frames or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.		X

Exhibit A – Page 1 of 1

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

[1]	The criteria in the column “Performed by Park Bridge” and marked with an “X” is applicable for the Transactions unless otherwise noted; however, there were no specially serviced loans under the related Transactions during the reporting period. Therefore, no trust/operating advisor actions were required.
[2]	The criteria in the column “Not Applicable to Park Bridge” and marked with an “X” was not within the scope of the Asserting Party’s duties in the Transactions.
[3]	Applicable only to the Transactions listed in Table 2 below.
[4]	Not applicable to Transactions other than the Transactions identified in Note 3 above.

Table 2

COMM 2012-LC4

COMM 2012 CCRE2

COMM 2012 CCRE4

COMM 2012-CCRE5

COMM 2013-CCRE7

COMM 2013-CCRE9

COMM 2013-LC6

COMM 2013-LC13

COMM 2013-CCRE11

Exhibit A – Page 1 of 1